Exhibit 99.1

CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803

FOR IMMEDIATE RELEASE

Così, Inc. Announces Reverse Stock Split

DEERFIELD, Ill., May 8, 2013 -- Così, Inc. (Nasdaq: COSI), the fast-casual restaurant company, today announced a 1-for-4 reverse split of its common stock. The reverse stock split will become effective at 8 am Eastern Time on May 9, 2013, and Cosi’s common stock will begin trading on The Nasdaq Global Market on a split-adjusted basis when the market opens on May 9, 2013.  Following the reverse stock split, the common stock will continue to be reported on the Nasdaq Global Market under the symbol “COSI,” and the new CUSIP number for the common stock will be 22122P200.

The reverse stock split was approved by Cosi’s stockholders at the annual meeting held on May 8, 2013 and the Board of Directors was authorized to implement a reverse stock split and determine the ratio of the split within a range of not less than 1-for-2 or greater than 1-for-20. The Board of Directors has determined to fix the ratio for the reverse stock split at 1-for- 4.

At the effective time of the reverse stock split, every 4 shares of Cosi’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock, without any change in the par value per share. The reverse stock split will reduce the number of shares of Cosi’s common stock outstanding from approximately 73,213,869 to approximately 18,303,467. In addition, the reverse stock split will effect a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire shares of Cosi’s common stock and the number of shares reserved for issuance pursuant to Cosi’s existing equity incentive compensation plans will be reduced proportionately. The number of authorized shares of Cosi’s common stock will not be affected by the reverse stock split.

No fractional shares will be issued as a result of the reverse stock split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the average of the high and low trading prices of Cosi’s common stock on the Nasdaq Global Market during the regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares.  Holders of share certificates will receive instructions from Cosi’s transfer agent, American Stock Transfer & Trust Company, regarding the process for exchanging shares.

Additional information regarding the reverse stock split can be found in Cosi’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2013, copies of which are available at www.sec.gov or at www.getcosi.com under the SEC filings tab located on the Investor Info page.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 74 Company-owned and 50 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America’s favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S’mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così’s sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2013 Così, Inc. All rights reserved.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words “believe,” “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive,” or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company’s website at
http://www.getcosi.com in the investor relations section.